UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2014

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, including area code:  (432) 682-6324

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

This Current Report on Form 8-K/A (“Amendment No. 1”) amends and supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission by Clayton Williams Energy, Inc. (the “Company”) on February 20, 2014 reporting the financial results of the Company for the quarter and year ended December 31, 2013 and proved reserves as of December 31, 2013.  The Current Report on Form 8-K is being amended by this Amendment No. 1 to refurnish the Company’s Condensed Consolidated Statements of Cash Flows for the periods presented to reflect the reclassification of $5,665,000 of debt issue costs incurred by the Company in the fourth quarter 2013 from a reduction in cash flows from operating activities to a reduction in cash flows from financing activities.

In accordance with General Instruction B.2. of Form 8-K, all of the information furnished in Items 2.02 and 7.01 of this report and the accompanying exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, is not subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 2.02 — Results of Operations and Financial Condition.

The Condensed Consolidated Statements of Cash Flows attached hereto as Exhibit 99.1 is incorporated by reference into this Item 2.02.

Item 7.01 — Regulation FD Disclosure.

The Condensed Consolidated Statements of Cash Flows attached hereto as Exhibit 99.1 is incorporated by reference into this Item 7.01.

Item 9.01 — Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1*	Clayton Williams Energy, Inc. Condensed Consolidated Statements of Cash Flows

* Furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Dated: March 12, 2014	By:	/S/ MEL G. RIGGS
Mel G. Riggs
Executive Vice President and
Chief Operating Officer

Dated: March 12, 2014	By:	/S/ MICHAEL L. POLLARD
Michael L. Pollard
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Clayton Williams Energy, Inc. Condensed Consolidated Statements of Cash Flows

* Furnished pursuant to Regulation FD.